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                                                                   Exhibit 10.16

                       FULLY DISCLOSED CLEARING AGREEMENT
                      BETWEEN SPEAR, LEEDS & KELLOGG, L.P.
                                       AND
                               OPTIONSXPRESS, INC.

This Fully Disclosed Clearing Agreement and any supplements hereto (collectively, the "Agreement"), is made and entered into as of this 13 day of September 2004 by and between Spear, Leeds & Kellogg, L.P. ("SLK") and optionsXpress, Inc. ("Broker").

1. Subject to the approval of the New York Stock Exchange ("NYSE"), from the opening of business on the date of NYSE approval until the termination of this Agreement as provided for in Paragraph 19, hereof, SLK will carry the cash and margin accounts of the customers introduced by Broker to SLK, and accepted by SLK, and will clear transactions on a fully disclosed basis for such accounts, all as more specifically provided in Paragraph 4 hereof, and subject to the terms and conditions hereinafter set forth.

     All references made to margin accounts in this agreement shall apply only if Broker introduces such accounts and they are accepted by SLK.

2. LAWS AND REGULATIONS. The term "Applicable Laws and Regulations," as referred to in this Agreement, means the following: any applicable United States federal, state or foreign laws, rules or regulations including the Securities Act of 1933 (the "Securities Act"), the Securities Exchange Act of 1934 (the "Exchange Act"), the Investment Company Act of 1940 and the Investment Advisers Act of 1940, the Employee Retirement Income Security Act of 1974 ("ERISA"), all anti-money laundering and related federal statutes, rules or regulations, including 31 U.S.C. 5318(h), the Bank Secrecy Act ("BSA") as modified by the USA PATRIOT Act, and any Executive Orders administered by the U.S. Treasury Department's Office of Foreign Assets Control ("OFAC"); the rules, regulations, and, as applicable, the by-laws and constitution of the Securities and Exchange Commission (the "SEC"), any state securities authority, any "self-regulatory organization" ("SRO") (as defined in Section 3 of the Exchange Act), including the New York Stock Exchange, Inc. (the "NYSE") and the National Association of Securities Dealers, Inc., (the "NASD") and their respective clearing houses and depositories or any other regulatory body or agency having authority over the party, a transaction or an account of the party. Broker is not a member of the NYSE, and agrees that in each case where there is a reference in this Agreement to a rule of the NYSE (the "NYSE Rules") it will comply with the comparable rules of the NASD.

3.   REPRESENTATIONS AND WARRANTIES

     (a)  Broker represents, warrants, and covenants to SLK that:

          (1) Broker is and will remain during the term of this Agreement duly registered and in good standing as a broker-dealer with the SEC and in compliance in all material respects with all Applicable Laws and Regulations.

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          (2)  Broker is and will remain during the term of this Agreement a member firm in good standing with the NASD, and Broker is, and will provide SLK with not less than 30 days prior notice in the event it will not remain, a member firm in good standing with the Chicago Board Options Exchange, the International Securities Exchange and the Boston Options Exchange.

          (3) Broker has fulfilled all registration and other requirements of all states and the District of Columbia and any foreign countries to the extent such registration or other requirements are applicable to Broker.

          (4) To the extent required by law, Broker has entered into a dealer agreement with each and every mutual fund or other investment company whose shares are sold to Broker's customer accounts.

          (5) Broker has all requisite authority under Applicable Laws and Regulations to enter into this Agreement and to retain the services of SLK in accordance with the terms hereof.

          (6) Broker has obtained a Brokers Blanket Bond and lists SLK as a party to be notified if said Bond's monetary limits are reduced or if said Bond is cancelled.

          (7) Notwithstanding the terms of section 3(a)(1) above, Broker is in full compliance, and during the term of this Agreement will remain in compliance, with the Bank Secrecy Act as amended by the USA PATRIOT Act, including federal and state criminal statutes, rules and regulations of the U.S. Department of Treasury, (including 31 U.S.C. 5318(h)) as well as the sanctions and embargo programs administered by the Office of Foreign Assets Control ("OFAC").

          (8) In the event that Broker desires to receive commissions from introducing customers that want to clear securities futures products, Broker shall be properly registered with the National Futures Association ("NFA") and shall remain in good standing with the NFA during the term of this Agreement. In such case and for so long as Broker receives commissions related to the trading of securities futures products, Broker agrees that it will remain in material compliance with the rules and regulations of the Commodity Exchange Act, the Commodity Futures Trading Commission and any other regulatory body or agency having authority over a party, a transaction or an account of the party.

     (b)  SLK represents, warrants and covenants that:

          (1) SLK is duly registered and in good standing as a broker-dealer with the SEC and is a member firm in good standing with the NYSE and the NASD and any other United States exchanges necessary for it to perform as contemplated by this Agreement.

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          (2)  SLK has all requisite authority under Applicable Rules and
               Regulations to enter into this Agreement.

          (3) SLK is in compliance in all material respects, and during the term of this Agreement will remain in compliance in all material respects, with all Applicable Laws and Regulations.

4.   DUTIES, OBLIGATIONS AND RESPONSIBILITIES OF SLK

     (a)  SERVICES TO BE PERFORMED BY SLK

     SLK, acting as Broker's agent, shall carry the customers' cash and margin accounts introduced by Broker and accepted by SLK on a fully disclosed basis, and perform the following services:

     (1) Execute transactions in the customers' accounts and release or deposit money, including via ACH transfer, or securities to or for the accounts, only upon Broker's instructions.

     (2) Prepare and mail monthly statements to Broker's customers on forms agreed between SLK and Broker that shall disclose that the account is carried on a fully disclosed basis for Broker. Notwithstanding the foregoing, to the extent that Broker's customers have requested electronic transmission of their monthly statements, SLK shall suppress the mailing of a hard copy of the monthly statement. In such case, Broker shall be responsible for transmitting the monthly statement to Broker's customers on SLK's behalf. Copies of all statements prepared for Broker's customers shall be transmitted or delivered to Broker. If required by Applicable Laws or Regulations or upon reasonable request by Broker, SLK will use commercially reasonable efforts to provide Broker with that information that is reasonably necessary to permit Broker to prepare and transmit confirmations to Broker's customers on forms agreed between SLK and Broker.

     (3) Settle contracts and transactions in securities and securities futures contracts and options thereon, (collectively referred to as "securities") (i) between Broker and other brokers and dealers, (ii) between Broker and its customers and (iii) between Broker and third persons.

     (4) Perform cashiering functions for such customers' accounts, including receipt and delivery of securities purchased, sold, borrowed and loaned; remittance and receipt of payments therefor, provision of custody and safekeeping of securities and cash; and handling of margin accounts, dividends and exchanges, rights, warrants, redemptions, and tender offers with respect to such securities. In this regard, SLK will not accept cash and certain types of cash equivalents, such as money orders, traveler's checks, or cashier's checks (whether or not in bearer form) or similar instruments in bearer form. SLK reserves the right to reject any transaction that violates these prohibitions or limitations, or that raises anti-money laundering or OFAC concerns.

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     (5)  SLK shall transmit to Broker, in an electronic format to the extent reasonably possible by SLK, a daily position and daily activity file to permit Broker to reconcile its books and records and to prepare and provide customer account information, including cash balances.

     (6) Complete the transfer of securities and accounts on behalf of customers.

     (7) Assist Broker in seeking to ensure compliance with restricted and control securities under the Securities Act of 1933. Broker is responsible for obtaining all the necessary documentation and making all necessary legal and factual determinations.

     (8) Pursuant to NYSE Rule 382(d), SLK will furnish any written customer complaint it receives regarding Broker, or Broker's associated persons, and relating to the responsibilities allocated to Broker under this Agreement directly to:

          (i)    Broker; and

          (ii) Broker's Designated Examining Authority (or, if none, to its appropriate regulatory agency or authority).

          SLK will also notify the complaining customer, in writing, that it has received the complaint, and that the complaint has been furnished to the parties listed in 8(i) and 8(ii) above.

     (9) SLK will also utilize vendor databases for the purposes of verifying certain background information for new accounts as well as for OFAC screening purposes. SLK will also utilize vendor databases for screening wire transfers against the OFAC List. To the extent permitted by Applicable Laws and Regulations, SLK will use commercially reasonable efforts to notify OX of those circumstances where SLK identifies an exception during OFAC screening or requires additional information to resolve any issues or exceptions resulting from OFAC screening.

     (10) Pursuant to NYSE Rule 382(e):

          (i) At the commencement of this Agreement, and annually thereafter, SLK will furnish Broker with a list of reports (i.e., exception reports and/or other reports) that it can provide Broker, upon Broker's written request, to assist Broker in its supervision and monitoring of customer accounts.

          (ii) Upon Broker's request, SLK will assist Broker in designing appropriate AML reports for Broker to review. Broker assumes full responsibility for reviewing any such reports provided to Broker.

          (iii) SLK will retain and preserve copies of the reports requested by and/or supplied to Broker pursuant to NYSE Rule 440 (Books and Records), or will have the ability to either recreate copies of these reports or provide the report format and data elements contained in the original.

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          (iv)   Annually, within thirty (30) days of July 1st of each year, SLK will give written notice to Broker's Chief Executive Officer and Chief Compliance Officer indicating: (a) the list of reports offered by SLK to Broker described above; and (b) the specific reports actually requested by and/or supplied to Broker as of that date.

                 SLK will also provide a copy of this written notice to Broker's Designated Examining Authority (or if none, to its appropriate regulatory agency or authority).

     (11) SLK, at the request of Broker, agrees to file a notice pursuant to
          Section 314 of the USA PATRIOT Act and the implementing regulations related thereto to permit the voluntary sharing of information between SLK and Broker. Upon filing such notice, at Broker's request, SLK will forward a copy of the notice filed to Broker. SLK will comply with all requirements concerning the use, disclosure, and security of information shared pursuant to Section 314 of the USA PATRIOT Act.

     (12) NOTWITHSTANDING SUBPARAGRAPHS (a)(1) THROUGH (11) ABOVE, SLK MAY, IN ITS SOLE DISCRETION, FOR GOOD CAUSE SHOWN, REFUSE TO OPEN AN ACCOUNT FOR A SPECIFIC CUSTOMER; CLOSE AN ACCOUNT ALREADY OPENED; REFUSE TO CONFIRM AND/OR CANCEL A CONFIRMATION; REJECT A DELIVERY OR RECEIPT OF SECURITIES AND/OR MONEY; REFUSE TO CLEAR ANY TRADE EXECUTED BY BROKER; OR REFUSE TO EXECUTE ANY TRADE FOR THE ACCOUNT OF A CUSTOMER INTRODUCED BY BROKER. SLK MAY TAKE THESE ACTIONS EVEN IF THE ACCOUNT HAS ALREADY BEEN OPENED BY BROKER OR THE TRANSACTION HAS BEEN PROCESSED BY BROKER. NOTWITHSTANDING THE FOREGOING, SLK SHALL USE COMMERCIALLY REASONABLE EFFORTS UNDER THE CIRCUMSTANCES TO GIVE BROKER PRIOR NOTICE THAT IT SHALL TAKE ANY OF THE FOREGOING ACTIONS.

     (13) Broker acknowledges that in connection with the performance of the above described services, SLK may retain, at its option, one or more independent data processing service bureaus to perform any of the required functions and agrees that SLK shall not be responsible for any losses, damages, liability or expenses incurred by, or claims made by, Broker or its customers arising from the failure of any such service bureau to perform said functions accurately, in accordance with specifications, or within the customary time periods. SLK's only obligation will be to cause any such service bureau to correct any processing error in its next regularly scheduled processing, and to deliver any overdue work as soon as reasonably practicable. In the event such service bureau fails to perform as required hereunder, SLK shall use commercially reasonable efforts to replace such service bureau in a commercially reasonable timeframe. In the event there exists a controversy or claim by Broker relating to the service bureau's failure to perform, SLK, in its sole discretion, will take such actions as it deems reasonable under the circumstances to resolve any such controversy or claim. In no event shall SLK be responsible for indirect or consequential damages.

     (b)  INFORMATION TO BE SUPPLIED BY SLK

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     (1)  Upon Broker's request, and to the extent permitted by Applicable Laws and Regulations and any applicable contracts, SLK will use commercially reasonable efforts to furnish Broker with information and documents obtained by SLK in the course of its performance hereunder, including information, reports and documents obtained from third party vendors engaged by SLK.

     (2) Upon executing this Agreement, SLK shall provide Broker with a copy of its most recent FOCUS Report. Upon request, SLK agrees to furnish Broker with a copy of its current FOCUS Report.

     (3) SLK shall provide Broker notice of any event that materially adversely impacts SLK's ability to carry out its duties and responsibilities under this Agreement.

5.   SERVICES FOR WHICH SLK IS NOT RESPONSIBLE

     Unless otherwise expressly agreed in writing, SLK will not provide, nor be responsible for providing, any services not described in Section 4, including but not limited to any of the following services:

     (a) Accounting, bookkeeping or record keeping, cashiering, or other services involving commodity transactions, or any other transaction not involving securities;

     (b) Preparation of Broker's payroll records, financial statements or any analysis thereof;

     (c) Preparation or issuance of checks in payment of Broker's expenses, other than expenses incurred by SLK on behalf of Broker pursuant to this Agreement;

     (d)  Payment of commissions to Broker's salesmen;

     (e) Preparation or filing of any of Broker's reports to the Securities and Exchange Commission, any state securities commission, or any securities exchange, securities association or other membership to which Broker is subject. However, SLK will, at the request of Broker, furnish Broker with any necessary information and data contained in records kept by SLK, and not otherwise available to Broker, for use in making such reports by Broker or to assist Broker in discharging its obligations hereunder.

     (f)  Verification of address changes of Broker's customers.

     (g) Obtaining and verifying new account information and ensuring that such information meets the requirements of NYSE Rule 405(1) and any other NYSE Rule including, but not limited to, any verification or identification requirements in the Bank Secrecy Act, as amended by the USA PATRIOT Act, except that SLK will provide the services referenced in Paragraph 4 (i), above.

     (f)  Rendering investment advice to customers.

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     (g)  Preparing and transmitting confirmations to Broker's customers. Copies of all confirmations transmitted by Broker shall be transmitted to SLK.

     (h) Transmitting to each customer a copy of the Notice to customers as required by New York Stock Exchange Rule 382(c) and in the form agreed between Broker and SLK.

6.   DUTIES, OBLIGATIONS AND RESPONSIBILITIES OF BROKER

     (a) IMMEDIATE NOTIFICATION OF RESTRICTIONS OR SUSPENSIONS, NET CAPITAL DEFICIENCIES AND OTHER MATTERS

          Broker will provide SLK with written notification of:

          (1) any judicial or administrative order, consent or other agreement placing limitations upon, restricting or suspending Broker's securities business in any respect (whether voluntary or involuntary) within 24 hours of first becoming aware of same;

          (2) any deficiency in Broker's net capital within 24 hours of first becoming aware of same;

          (3) any material action, investigation, inquiry, suit or formal proceeding, including pending or threatened indictment (each referred to herein as an "action"), against Broker or, where such action is material to Broker or its business or operations, any of Broker's customers or affiliates, or any officer, director, general securities principal, financial or operations principal, or employee, independent contractor or other person associated with Broker, by or before any court or other tribunal, any arbitrator, any governmental authority or any SRO (in writing and within ten (10) business days of Broker's receipt of notice of such action); and nothing in this Agreement shall require Broker to provide notice to SLK of any action which is required by law or required by applicable authority to remain confidential; and

          (4) any event that adversely and materially impacts Broker's ability to carry out its duties and responsibilities under this Agreement within 24 hours of first becoming aware of same.

          BROKER REPRESENTS AND WARRANTS THAT ALL OF THE ABOVE-MENTIONED AND ANY OF THE INFORMATION PROVIDED TO SLK IN CONNECTION WITH THIS AGREEMENT, AS WELL AS ALL OTHER INFORMATION PROVIDED IN RESPONSE TO A REQUEST BY SLK IS ACCURATE AND COMPLETE.

          THE FAILURE OF BROKER TO PROVIDE THE NOTIFICATION AND INFORMATION AS REQUIRED IN SUBPARAGRAPHS (a)(1) (2) AND (4) SHALL BE CONSIDERED A MATERIAL DEFAULT UNDER THIS AGREEMENT AND GROUNDS FOR IMMEDIATE TERMINATION OF THE AGREEMENT PURSUANT TO PARAGRAPH 19.

     (b)  INFORMATION TO BE SUPPLIED BY BROKER:

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          (1)  Broker will provide SLK with such basic data and documents as shall be necessary or appropriate to permit SLK to discharge its service obligations hereunder, including, but not limited to, copies of records of any receipts of customers' funds and securities received directly by Broker. In all cases, such data and documents must be compatible with the requirements of SLK's bookkeeping system.

          (2) Broker will furnish SLK with such information and signatures as are requested by SLK OR THAT MAY BE REQUIRED BY LAW for the opening and carrying of customer accounts on forms that have been approved by SLK and Broker.

          (3) Broker will furnish SLK with such information and documents as are requested by SLK to permit SLK to satisfy its obligations under the USA PATRIOT Act and implementing regulations thereunder.

          (4) All accounts shall be opened in accordance with SLK's and Broker's requirements. Such requirements include, but are not limited to, the requirement to obtain, prior to account opening, all customer identification information required under the Bank Secrecy Act, as amended by the USA PATRIOT Act, and its implementing regulations, including but not limited to, for each new customer, the customer's name; date of birth (for individuals); address(es) (electronic mail address and mailing and residential address, for individuals, or principal place of business for non-natural persons); and a documentary number. The acceptance or opening of an account without such requirements being fulfilled shall not be deemed to be a waiver of such requirements. A duly authorized and licensed principal of Broker will approve in writing the opening of each customer's account.

          (5) Broker shall be responsible for maintaining proper customer addresses and SLK may, for all purposes, rely on such addresses furnished by Broker.

          (6) Pursuant to NYSE Rule 382(e)(1), after receiving SLK's list of available exception reports and/or other reports, Broker must promptly notify SLK, in writing, of those specific reports offered by SLK that Broker requires to supervise and monitor its customer accounts. Broker shall advise SLK of exception reports it requires to meet its obligations under the Bank Secrecy Act, as amended by the USA PATRIOT Act of 2001, and its implementing regulations, and SLK will endeavor to use its best efforts to prepare such reports.

          (7) Pursuant to NYSE Rule 382(f), in those instances where SLK permits Broker to issue checks, whether to Broker's customers or to third parties (i.e., parties other than Broker's customers), Broker shall represent to SLK, IN WRITING, that Broker maintains, and shall enforce, supervisory procedures with respect to the issuance of such checks. Such supervisory procedures

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               must be acceptable to SLK which shall not unreasonably withhold its approval.

          (8) Broker, at the request of SLK, agrees to file a notice pursuant to Section 314 of the USA PATRIOT Act and the implementing regulations related thereto to permit the voluntary sharing of information between Broker and SLK. Upon filing such notice, Broker shall forward a copy of the notice filed to SLK. Broker agrees to comply with all requirements concerning the use, disclosure, and security of information shared pursuant to
               Section 314 of the USA PATRIOT Act and implementing regulations thereunder.

     (c)  RECEIPT OF MONEY AND SECURITIES:

          (1) Broker shall be responsible for all customer purchases until actual and complete payment therefor has been received by SLK. In the case of checks representing such payment received by SLK, Broker shall be responsible until the proceeds are actually received and credited to SLK by its bank, in the case of Automated Clearing House payments representing such payment received by SLK, Broker shall be responsible until the period for the customer to dispute the transfer expires or as otherwise provided in the National Automated Clearing House Association Rules. SLK agrees to use due diligence in depositing such checks promptly. SLK RESERVES THE RIGHT TO REJECT ANY CHECK OR OTHER PAYMENT THAT RAISES ANTI-MONEY LAUNDERING OR OFAC CONCERNS.

          (2) Broker shall be responsible for all sales until acceptable delivery of the securities to SLK has been made.

          (3) Broker agrees to promptly turn over to SLK funds or securities received by Broker from its customers, together with such information as may be relevant or necessary to enable SLK to promptly and properly record such remittance and receipts in the customers' respective accounts.

          (4) Broker shall arrange for timely settlement of "delivery versus payment" transactions, and shall not introduce any retail or individual accounts requiring settlement, on "delivery vs payment" or "receive versus payment" basis without first obtaining the prior written approval of the customer allowing SLK to accept "partial deliveries" and to abide by other clearance arrangements as may be directed by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., or the NASD. SLK may, at its option, charge for late payments or deliveries, any interest incurred by it accrued at its then prevailing "Brokers Call" rate plus 1% on the principal amount of trade, or at such other interest rate as may be agreed upon in writing, above the Broker's Call rate.

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          (5)  SLK reserves the right to give prior oral or written notice to
               Broker, and to any customer, of SLK's intention to take remedial action for failure to make timely settlement.

     (d)  DUTIES OF BROKER WITH RESPECT TO CUSTOMERS:

          (1) The customer shall remain the customer of Broker, and Broker shall be responsible for obtaining all of the essential facts relative to every customer, every cash or margin account, every order, and every person holding power of attorney over any account accepted by Broker. To the extent required by Applicable Laws and Regulations, Broker shall also be responsible for the conduct of customer accounts and the supervision thereof, including, but not limited to, assessing the suitability of a transaction for the customer when required under applicable rules, the authenticity of all orders, signatures and endorsements, and the genuineness of all signatures, certificates and papers, the status under the Securities Act of 1933 of securities proposed to be sold or margined by a customer, and reviewing the accounts and relevant exception reports for, among other things, manipulative practices and insider trading, and compliance with all Applicable Laws and Regulations which Broker and customers are subject.

          (2) Broker undertakes to comply with NYSE Rule 405 (1), (2) and (3), and with other rules of regulatory organizations having jurisdiction over Broker. It is understood that Broker will establish adequate procedures regarding Rule 405 and will make a diligent attempt in every case to conform to this rule. BROKER SHALL ALSO COMPLY WITH ANY DUE DILIGENCE PROCEDURES OR REQUIREMENTS RELATING TO CUSTOMER IDENTIFICATION AND VERIFICATION UNDER THE ANTI-MONEY LAUNDERING LAWS AND REGULATIONS INCLUDING THE USA PATRIOT ACT AND ITS IMPLEMENTING REGULATIONS. Broker shall diligently supervise compliance through the use of a compliance manual or other written procedures.

          (3) Broker warrants that, to its best knowledge, the customers introduced to SLK by Broker shall not be minors and shall not be such as to come under prohibitions referred to in NYSE Rule 407, or in any other law, rule or regulation of any other regulatory authority; that Broker's customers shall in fact be the owners of accounts opened by SLK in their names, and that any orders and instructions given by Broker or any of Broker's employees shall have been fully and properly authorized.

          (4) Prior to allowing any of Broker's customers to engage in options trading, Broker shall transmit to such customer the most recent copy of the document titled "Characteristics and Risks of Standardized Options", or its successor, together with any effective supplements thereto. A current prospectus of the Option Clearing Corporation is optional. Broker will comply in all material respects with Broker's options compliance program, including the obtaining of information, written approval of option accounts by the Senior Registered

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               Options Principal of Broker, and execution of forms. Upon
               request, Broker shall provide SLK with a copy of Broker's options compliance program and any forms.

          (5) This Agreement places the responsibility for "knowing the customer," "suitability," and "due diligence" relating to the customer on Broker. It permits SLK to satisfy itself, for its own benefit, that Broker has the ability to comply itself, for its own benefit, and that Broker has the ability to comply and has complied with the requirements of NYSE Rule 405 and the comparable requirements of similar rules of any other self-regulatory organization to which Broker belongs. It is understood that the preparation and/or possession by SLK of surveillance records or any new data, including exception reports, on behalf of, or for the use of Broker, shall neither obligate SLK to review such material nor make SLK responsible to know its contents. Where SLK undertakes to review such materials for its own benefit, such activity does not relieve Broker of the obligation to review such materials or to take appropriate action with respect to any unusual activity that SLK may bring to Broker's attention.

          (6) Within 10 days after the signing of the Agreement, the Broker will provide notice to SLK both of the designation of an anti-money laundering compliance officer as discussed more fully in Paragraph 6(g)(i)(d), and where required, of its notification to the appropriate regulatory authority of its designation.

          (7) At or prior to the time of the opening of each account, the Broker will obtain sufficient information from its customer to satisfy itself that the customer is the individual or entity it says it is, that its funds are legitimate, and that the account is not established or maintained for a prohibited foreign "shell bank," as defined by the Bank Secrecy Act, as amended by the USA PATRIOT Act, and that, if the customer is a foreign bank, Broker has taken reasonable steps to ensure that the account is not used to indirectly service prohibited foreign shell banks. Broker will obtain a completed certification as referenced in Paragraph 6(h)(i)(g)(2) below establishing that the foreign bank is not a prohibited shell bank, as well as any foreign bank certifications described in Paragraph 6(h)(i)(g)(3) below, and promptly forward copies of all such certifications to SLK.

          (8) At or prior to the time of the opening of any account, Broker will obtain all customer identification information required by the Bank Secrecy Act, as amended by the USA PATRIOT Act of 2001, and its implementing regulations, including but not limited to documentary numbers such as Taxpayer Identification Numbers ("TIN") for U.S. Persons or passport numbers for non-U.S. Persons. At or prior to the time of the opening of any account, Broker will obtain a copy of the passport of any foreign individual opening the account, and where requested, will forward a copy to SLK.

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          (9)  At the time of the opening of any account, the Broker will obtain sufficient information from its customer to satisfy itself that opening the account would not violate the provisions of any Applicable Laws and Regulations.

          (10) Broker undertakes to comply with any customer notice provisions under the Bank Secrecy Act, as amended by the USA PATRIOT Act, and its implementing regulations, concerning the collection and verification of customer identification information.

     (e)  REGULATORY AND FINANCIAL DATA

          Upon executing and returning this Agreement to SLK, Broker shall also provide SLK with a copy of its most recent FOCUS Report, its Form BD and any amendments thereto, and Form U-4s (including DRPs, if any) for all individuals listed on Schedules A and B of Form BD (i.e., direct owners, executive officers, indirect owners or other control affiliates). Thereafter, within 48 hours of SLK's making a request therefor, Broker agrees to furnish SLK with a copy of all FOCUS Reports, Broker's Form BD and any amendments thereto, and any other regulatory filing or submission pertaining to Broker. Broker is further required, within 48 hours of any changes or additions to its Form BD, and Form U-4s for the above individuals, to notify SLK and provide SLK with updated information relating to such changes or additions.

     (f) Broker shall assume all responsibility for reviewing customer orders prior to execution, and for errors in execution.

     (g)  ANTI-MONEY LAUNDERING AND OFAC REPORTING AND REGULATORY OBLIGATIONS

          (1) Broker recognizes its responsibility to and agrees to comply with, among others, any applicable anti-money laundering laws and regulatory rules and, reporting and recordkeeping requirements including, as appropriate, and to the extent applicable, any Federal, state and international criminal and civil prohibitions against money laundering which may include the following:

               (i) The Bank Secrecy Act, including any amendments thereto under the USA PATRIOT Act, which now requires, or which may in the future require, among other things:

                      (a) reports of any transaction over $10,000 in currency, including multiple transactions occurring during the course of the same day, on a Currency Transaction Report, Form 4789 ("CTR");

                      (b) reports of any transportation of more than $10,000 in currency or monetary instruments into or outside of the United States on a Report of International Transportation of Currency or Monetary Instruments, Form 4790 ("CMIR");

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                      (c)  reports of any suspicious activity on a Suspicious
                           Activity Report ("SAR" or "SAR-SF", collectively referred to as SARs);

                      (d) the establishment of an anti-money laundering program, consisting of, at a minimum, the development of internal policies, procedures and controls including a system for monitoring and identifying suspicious activity, the designation of a compliance officer and notification of such designation as requested to the appropriate self-regulatory organization, an ongoing employee training program, and an independent audit function to test such programs;

                      (e) recordkeeping, including, but not limited to, collection and maintenance of records regarding funds transfers of $3,000 or more and the transmission of certain information with such funds transfers;

                      (f) due diligence and enhanced due diligence policies, procedures and controls for private banking customers, as defined by the BSA, including ascertaining the identity of the nominal and beneficial owners of the account and the source of funds deposited into the account;

                      (g) conducting enhanced scrutiny of any accounts, including private banking accounts, requested or maintained by or on behalf of a senior political figure, any member of the figure's immediate family, or any close associate of the figure as defined in the USA PATRIOT Act of 2001 and implementing regulations thereunder, and the Treasury Guidance of 2001;

                      (h) procedures with respect to correspondent accounts as defined by the USA PATRIOT Act and its implementing regulations, including:

                           (1) due diligence and enhanced due diligence policies, procedures and controls for such correspondent accounts;

                           (2)  a prohibition on opening, maintaining,
                                administering or managing such accounts for, or on behalf of, a prohibited foreign shell bank, as defined in the BSA, as amended by the USA PATRIOT Act, and its implementing regulations, and obtaining the appropriate certification(s) concerning foreign shell banks;

                           (3) obtaining certification or other evidence of ownership of any foreign bank for whom an account is maintained, and forwarding to SLK a copy of the completed certification form or other evidence of ownership, except that a certification need not be obtained as to ownership where the shares of the foreign bank are publicly traded or where the foreign bank has filed a Form FR Y-7 with the Federal Reserve Board;

                           (4) as to any foreign bank for whom an account is maintained, obtaining the name and address of a person that resides in the United States and is authorized to accept service of legal process for records regarding such account, and forwarding to SLK a copy of the completed certification form or other document indicating the foreign bank's agent for service of process; and

                           (5) prompt notification to SLK upon receipt of written notice requiring Broker to terminate a correspondent relationship with a foreign bank where the foreign bank has failed to comply with a summons or subpoena or failed to initiate proceedings in a United States court contesting same; and

                      (i) special measures imposed by the Secretary of the Treasury by order, rule, regulation or as otherwise required, including additional due diligence for certain customers, accounts or transactions within or involving jurisdictions identified as a primary money laundering concern, additional recordkeeping and reporting of certain financial transactions and the obtaining and retaining of information relating to the beneficial ownership of certain types of accounts;

                      (j) any future regulations which may be imposed on the Broker involving the obligation to know its customers and their source of funds, to monitor for and identify suspicious activity, or to undertake additional due diligence efforts pursuant to any rule, regulation, order or otherwise as may be required by law.

               (ii) Rules of the SEC and the self-regulatory organizations relating to currency and other monetary instruments reporting, suspicious activity reporting and related recordkeeping requirements.

               (iii) Rules of the various bank regulatory agencies, including the Federal Reserve Board, relating to reporting currency transactions and suspicious activity, including 12 C.F.R.
                      Section 208.62.

               (iv) Applicable state reporting and recordkeeping requirements with regard to certain currency transactions, transportation of currency or monetary instruments, or reports of suspicious activity.

               (v) The federal statutes, regulations, Executive Orders and other programs administered by OFAC which prohibit, among other things, the engagement in transactions with and the provision of services to certain sanctioned or embargoed foreign countries and other individuals or entities as listed on the OFAC website (http://www.ustreas.gov/ofac.)

          (2) SLK reserves the right, to the extent permissible by law, to reject any transaction or to freeze or block assets in any account or to terminate an account pursuant to the various OFAC sanctions programs or pursuant to its obligations under the Bank Secrecy Act, as amended by the USA PATRIOT Act.

          (3) SLK requires that, to the extent permissible by law, Broker provide SLK, at the time of filing, copies of reports or other communications with regard to the accounts filed with the U.S. Treasury Department, the Internal Revenue Service, the U.S. Customs Service or any regulatory body or organization relating to the reporting of currency transactions, the transfer of currency or monetary instruments into or outside of the United States and suspicious activity, including, but not limited to, CTRs, CMIRs and SARs. Further, to the extent permissible by law, Broker will consult with SLK concerning the potential filing of a SAR regarding any person with respect to which Broker and SLK share an account relationship. Upon filing a SAR with respect to any such person, Broker will inform SLK of any measures Broker has taken with respect to the account as a result of the activity which is the subject matter of the SAR. To the extent permitted by law, SLK agrees to provide Broker with copies of any such reports it files related to any customer with respect to which SLK and Broker share an account relationship.

          (4) SLK reserves the right to make and file such reports where it deems it appropriate in its own interest; and Broker recognizes that when SLK does so, SLK does not thereby assume any responsibility for such reporting obligation nor relieve Broker of its own responsibility for such reporting. To the extent permitted by Applicable Laws and Regulations, SLK shall use commercially reasonable efforts to provide Broker with advance notice to Broker of the filing of any such report and a copy of such report. To the extent that SLK or Broker is required to prepare or file any reports or records by any entity that regulates it, SLK and Broker shall, to the extent permissible by law, cooperate with each other in providing any information needed in order to prepare such reports or records.

7.   BROKER INDEMNIFICATION

     Broker hereby agrees to indemnify, defend and hold harmless SLK from and against all claims, demands, proceedings, suits and actions made or brought against SLK, and to indemnify SLK's liabilities, losses, damages, expenses, reasonable attorneys' fees and costs arising out of one or more of the following:

     (a) Failure of Broker to provide immediate notification of restrictions, suspensions, net capital deficiencies and other matters as required by Paragraph 6(a) above;

     (b) Failure of Broker or the Broker's customer to make payment when due for securities purchased, or to deliver when due, securities sold for the account of Broker or Broker's customers;

     (c) Failure of a customer of Broker to meet any initial margin call or any maintenance call, except that SLK shall be responsible only for the portion of any such losses that are directly attributable to SLK's unreasonable failure to give proper and timely notification under the circumstances to Broker of any call;

     (d) Failure of Broker to properly perform its duties, obligations and responsibilities with respect to customer accounts (as set forth in Paragraph 6, above or in any Supplements hereto), it being understood that the participation of any employee of SLK in any transactions referred to in Paragraph 6 shall not affect Broker's indemnification obligations hereunder, unless such participation by SLK's employee involved gross negligence, willful misconduct or was fraudulent;

     (e) Any dishonest, fraudulent, negligent or criminal act or omission on the part of Broker or any of Brokers' officers, partners, employees, agents or customers;

     (f) All claims or disputes between Broker and its customers with respect to Broker's duties, obligations and responsibilities set forth in this Agreement, it being understood: (i) that Broker guarantees the validity of customer orders in the form such orders are transmitted to SLK by Broker, and guarantees to SLK that each customer will promptly and fully perform his commitments and obligations with respect to all transactions in all of the accounts carried by SLK hereunder, and (ii) that checks received by SLK from Broker's customers shall not constitute payment until they have been paid and the proceeds actually received and credited to SLK by its bank;

     (g) Any adverse claims with respect to any customer securities delivered or cleared by SLK, it being understood that SLK shall be deemed to be an intermediary between Broker and customer and shall be deemed to make no warranties other than as provided in Section 9-306(3) of the Uniform Commercial Code;

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

     (h) The default by any over-the-counter broker with which the Broker deals on a principal basis, giving up SLK for Clearance;

     (i) The default by any third-party broker with whom the Broker deals rather than using SLK to execute a transaction for itself or a customer;

     (j) The negligence, malfeasance, or mistakes of an employee of Broker with respect to the use of any check-signing authority that may be granted to Broker by SLK;

     (k) The breach by the Broker of any warranty, representation, duty or obligation under this Agreement;

     (l) SLK's guarantee of any signatures with respect to transactions in the accounts of Broker's customers;

     (m) The failure of Broker's customers to fulfill their obligations to the Broker or to SLK (whether or not such failure is in the Broker's control); and

     (n) Any inquiry or investigation, by federal or state law enforcement agencies, the SEC, NASD, NYSE or any other regulatory body into the activities of Broker or of its officers, partners, employees, agents or customers except for inquiries or investigations resulting in a finding of gross negligence, fraud, willful misconduct, or criminal act or omission on the part of SLK, any of its officers, partners, employees and agents with respect to SLK's duties, obligations and responsibilities set forth in this Agreement.

8.   MINIMUM EQUITY REQUIREMENT

     (a) To further assure Broker's performance of its obligations under this Agreement, including but not limited to its indemnification obligations under Paragraph 7, Broker shall, on or before the execution of this Agreement, establish an account(s) at SLK which shall at all times contain cash, securities, or a combination of both, having a market value of $1,000,000 or such other amount as SLK may require at a future date in accordance with the provisions set forth in this Paragraph 8 (the "Account"). The amounts maintained in the Account shall remain Broker's funds for purposes of providing regulatory capital to Broker and Broker shall be credited with all interest on and proceeds received from cash and securities maintained in the Account. The Account may be used by Broker to trade securities on a proprietary basis. This deposit does not represent an ownership interest.

     (b) If SLK shall suffer any loss or incur any expense for which it is entitled to be indemnified pursuant to this Agreement, and Broker shall fail to make such indemnification within ten (10) business days after the amount for which Broker is to indemnify SLK is requested by SLK, SLK shall deduct the amount of such claim, loss or expense from the commissions then credited to Broker pursuant to Paragraph 9. If the amount of said commissions is less than the amount of such claim, loss or expense, SLK shall have the right to withdraw from the Account cash or securities (or both) having a market value equal to the amount of such deficiency. Broker shall then be obligated to immediately deposit in the Account cash or securities sufficient to bring the Account back to a market level of at least $1,000,000.

     (c) All cash and/or securities in the Account shall be returned upon the later of 10 days after termination of this Agreement or the last account is transferred from SLK, less any amounts which SLK is entitled to withdraw under the preceding Paragraph; provided, however, that SLK may retain in the Account an amount to protect it from any claim or proceeding of any type, then pending or threatened in writing, until the final determination thereof is made. If within a reasonable time after the termination of this Agreement, a claim or proceeding is not resolved, the amount retained with respect to such claim or proceeding shall be paid or delivered to Broker. If within one year after the termination of this Agreement, a threatened claim or proceeding is not resolved, or a threatened legal action or proceeding is not instituted, the amount retained with respect to such threatened claim or proceeding shall be paid or delivered to Broker.

9.   COMMISSION PAYMENTS

     (a) SLK shall charge each of Broker's customers the commission that Broker directs it to charge for each transaction. If specific instructions are not received with respect to a specific transaction in the time period required by SLK to implement same, SLK shall charge the customer the commission prescribed in the basic commission schedule delivered to SLK by Broker. Such basic schedule may be amended from time to time by Broker by written instructions delivered to SLK; provided, however, that such changes shall be implemented only to the extent they are within the usual capabilities of SLK's data processing and operations systems and only within such reasonable time limitations as SLK may deem necessary to avoid disruption of its normal operating capabilities. When requested by SLK, Broker will also furnish from time to time the source and amount of any commission or other payment received by Broker in connection with transactions in the customers' accounts.

     (b) Commissions charged Broker's customers shall be collected by SLK and credited to Broker, after deducting SLK's compensation referred to in Paragraph 10 (and any other amount owed to SLK pursuant to this Agreement). SLK will remit to Broker on the 20th day of each month (or the next business day following if the 20th day is not a business day) (the "First Monthly Payment") the net amounts due to Broker for the period from the 1st of the month through the 15th of the month. In addition, SLK shall remit the net amounts due to Broker for the period from the 16th of the previous month to the final settlement date in the previous month not later than the tenth day of the month (the "Second Monthly Payment") and SLK shall provide a preliminary statement of the previous month's activity not later than the 5th business day of the month. SLK and Broker agree that the First Monthly Payment shall be an estimated amount, which shall be adjusted if necessary in the Second Monthly Payment, in calculating the total amount owed to Broker for that month. On the due dates, SLK shall pay, by check of wire transfer, to Broker the amount of commissions due to Broker.

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

10.  COMPENSATION

     As compensation for services provided hereunder by SLK, there shall be deducted from the commissions charged Broker's customers the amounts set forth in the fully disclosed pricing schedule attached hereto. Said compensation schedule may be changed as may be agreed to by both parties.

11.  MARGIN ACCOUNTS

     (a) Any transaction for a customer will be considered a cash transaction until such time as Broker has furnished SLK with an executed customer's margin agreement and consent to loan of securities in a form acceptable to SLK and Broker.

     (b) All margin accounts introduced by Broker shall be subject to SLK's "house margin requirements" which are attached as Appendix A hereto. SLK currently imposes a 40% maintenance requirement. SLK shall provide Broker with not less than ten days advance written notice of changes to its house margin requirements. NOTWITHSTANDING THE FOREGOING, IN ITS SOLE DISCRETION, AND SUBJECT TO MARKET CONDITIONS AND PERIODS OF EXTREME VOLATILITY, SLK MAY CHANGE THE HOUSE MARGIN REQUIREMENTS APPLICABLE TO ANY CUSTOMER ACCOUNT OR CLASS OF CUSTOMER ACCOUNTS ON APPROPRIATE NOTICE TO BROKER, UNLESS MARKET CONDITIONS PREVENT ADVANCE NOTICE. Broker shall be responsible for advising its customer(s) of the changed requirements and for collecting any additional margin necessary to insure compliance with increased requirements.

     (c) In all margin accounts, Broker shall be responsible for the initial margin requirement for any transaction until such initial margin has been received by SLK in acceptable form. SLK reserves the right to refuse to accept any transaction in a margin account after the initial transaction, without actual receipt of the necessary margin, and to impose a higher margin requirement, when, in SLK's opinion, the past history or nature of such account or the securities therein justifies such action.

     (d) SLK shall use commercially reasonable efforts to notify Broker in advance of or concurrently with all margin calls; shall provide Broker with copies of such calls and shall permit Broker to initially contact any customer to whom a margin call is issued by SLK and to make further communications with customers to whom a margin call is issued by SLK. Broker shall be responsible for advising its customers of margin requirements, including any changed requirements, and for the payment by customers of any additional margin necessary to insure compliance with the requirements imposed as provided hereunder. In the event that Broker does not promptly contact customers as requested by SLK or satisfactory margin is not provided within the time specified by SLK, SLK shall be at liberty to take such actions as SLK may, in its judgment, deem appropriate. Notwithstanding the foregoing, SLK may take such commercially reasonable actions as it deems appropriate under the circumstances, without prior notice to Broker or customer. Broker agrees to cooperate with SLK in complying with and obtaining margin on subsequent calls.

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

     (e) Interest charged with respect to debit balances in customers' accounts shall be determined in accordance with the fully disclosed pricing schedule attached hereto.

     (f) Broker shall be responsible for any failure on the part of a customer to meet a "maintenance call", except to the extent directly attributable to SLK's unreasonable failure to give proper and timely notification to Broker, if, and to the extent, circumstances allow for such notice. An officer of Broker who has been designated by Broker (and acknowledged in writing by SLK) may request, to the extent permitted by the margin rules, that SLK withhold temporarily any contemplated action, or "Sell-out" or "Buy-in", for accounts which have failed to meet a margin call. Such requests shall be made in writing and shall clearly set forth the period of time during which the contemplated action is requested to be withheld. Should SLK comply in whole or in part with such request, Broker guarantees to reimburse SLK immediately for the maximum amount of loss or liability which SLK may sustain or incur by reason of any compliance with such request, by depositing sufficient funds with SLK in a reserve or other appropriate account at a bank of SLK's choosing over which SLK shall be signatory, to reimburse SLK for the loss or unsecured indebtedness held in the account of the particular customer; provided, however, that compliance with such a request shall not be deemed a waiver by SLK of any of its rights hereunder, including but not limited to, the right to close out a contract or position if, in SLK's judgment, changing conditions render such action advisable.

     (g) Broker shall be responsible for sending each margin customer a written statement at the time of the opening of a margin account in compliance with Rule 10b-16 of the Securities Exchange Act of 1934.

     (h) Broker shall obtain a margin agreement from each margin account introduced to SLK, including a hypothecation authority, in a form and substance acceptable to SLK and Broker.

12.  UNSECURED DEBITS OR UNSECURED SHORT POSITIONS

     Unsecured debits or short positions (on a "marked to market" basis) in a customer's account that are not resolved by payment or delivery within thirty (30) calendar days shall be charged to the account of the Broker maintained by SLK, and to which SLK credits the Broker with commissions due. Such unpaid debits or short positions shall be netted against commissions due on a monthly basis. Any excess of such unpaid debits or short positions over commissions due shall be applied against Broker's Account and shall be considered a claim against Broker pursuant to Paragraph 7 of this Agreement.

13.  RESPONSIBILITIES AND RIGHTS OF SLK

     (a) SLK will maintain prescribed books and records of all transactions executed or cleared through it. SLK also undertakes to perform in good faith the services agreed to be performed in this Agreement, including the foregoing, but, except to the extent that a transaction or customer raises concerns related to money laundering, shall not be bound to make any investigation into the facts surrounding any transaction that it may have with Broker or that Broker may have with its customers or other persons, nor shall SLK be under any responsibility of compliance by Broker with any Applicable Laws and Regulations which may be applicable to Broker. Nothing herein shall limit SLK's responsibilities in the event and to the extent SLK has agreed herein.

     (b) Nothing herein shall be deemed to restrict in any way the right of SLK, or any affiliate of SLK, to compete with Broker in any or all aspects of Broker's business;

14.  DAMAGE CLAIMS BY NON-PARTIES TO THIS AGREEMENT

     (a) Except as otherwise provided herein or as required by Applicable Laws and Regulations, SLK shall have no liability to any of Broker's customers and any other non-party for any loss suffered by any such customer or non-party.

     (b) Broker hereby waives any claim against SLK for losses suffered by Broker's customers, any other non-party, or by Broker, on account of its customers' or another non-party's claims, except to the extent that such claims, demands, proceedings, suits and actions, and liabilities, expenses, reasonable attorneys' fees, and costs in connection therewith, arise out of any willful misconduct, dishonesty, gross negligence, fraud, or criminal act or omission on the part of SLK, any of its officers, partners, employees or agents with respect to SLK's duties, obligations and responsibilities set forth in this Agreement.

15.  INDEMNIFICATION BY SLK

     SLK hereby agrees to indemnify, defend and hold harmless Broker from and against all claims, demands, proceedings, suits and actions, and all liabilities, expenses, reasonable attorneys' fees, and costs in connection therewith, arising out of any willful misconduct, dishonesty, gross negligence, fraud, or criminal act or omission on the part of SLK, any of its officers, partners, employees and agents with respect to SLK's duties, obligations and responsibilities set forth in this Agreement.

16.  EMPLOYEES

     Without the prior written consent of the other, neither party will during the period of this Agreement and for one (1) year thereafter, hire or attempt to hire any person who is employed by the other on the termination of this Agreement, or whose employment with the other terminated within the one year period prior to the termination of this Agreement.

17.  CONSTRUCTION OF AGREEMENT

     (a) Neither this Agreement nor the performance of the services hereunder shall be considered to create a joint venture or partnership between SLK and Broker, or between Broker and other brokers for whom SLK may perform the same or similar services. Neither SLK nor Broker will utilize the name of the other in any way without the other's consent, and under no circumstances shall either party employ the other's name in such a manner as to create the impression that the relationship created or intended between them is anything other than that of clearing broker and correspondent broker.

     (b) During the term of this Agreement, Broker will provide SLK with notice of any other similar agreement relating to the services contemplated by this Agreement.

18.  CONFIDENTIALITY

     (a) Broker and SLK agree not to disclose the terms of this Agreement to any outside parties, except to regulatory bodies with appropriate jurisdiction, to authorized employees of Broker or SLK on a need-to know basis, or as required by law, regulation or judicial process. Any other publication or disclosure of the terms of this Agreement, including as required to provide notice to customers introduced by Broker, may be made only with the prior written consent of the parties.

     (b) SLK shall (i) maintain in strict confidence all Confidential Information (as defined in Section 18(d)), (ii) not disclose Confidential Information to any person or entity and (iii) not in any manner make use of, copy, misuse, misappropriate or reverse engineer or otherwise appropriate Confidential Information.

     (c) Notwithstanding Section 18(b)(ii), SLK may disclose Confidential Information if necessary for the purpose of permitting SLK (i) to perform its obligations under this Agreement, (ii) to comply with Applicable Laws and Regulations or regulatory process or as required by subpoena, court order, court decree or other judicial process,
          (iii) to obtain relevant legal or other professional advice, (iv) to enforce its rights under this Agreement, (v) for any other internal purpose including credit, compliance, risk management, management decisions and reporting, operations or recordkeeping requirements; or
          (vi) to cooperate with any reasonable request made by an entity with regulatory jurisdiction over SLK. If Confidential Information is disclosed by SLK (for any purpose described in the previous sentence), then SLK, if legally permitted, shall (x) use its best efforts to inform such person that the Confidential Information is not to be disclosed to any other person except for the purposes described in the previous sentence, or as may be required by applicable law, regulation or judicial or regulatory process and (y) use its best efforts notify Broker in advance of such disclosure and in any event as soon as reasonably practicable.

     (d) For purposes of this Section 18, "Confidential Information" means non-public information regarding this Agreement, the activities contemplated by this Agreement, the terms of this Agreement, including any rates or pricing, Broker's transactions executed by SLK or unaffiliated third party brokers on Broker's behalf and cleared by SLK pursuant to this Agreement or any other information or data that is disclosed, accessible to or acquired by SLK (or disclosed by SLK to its Affiliates) that relates to the past, present or future business or affairs of the Broker. For the avoidance of doubt, Confidential Information shall not include (i) any information which is or enters the public domain other than due to breach of this provision by SLK,
          (ii) any information which was, or was entitled to be, in the possession of any director, officer, employee, agent, attorney or other representative or advisor of SLK (each, a "Relevant Person") prior to its disclosure by SLK to the Relevant Person and (iii) any information which SLK receives from or is made available by an unaffiliated third party at any time, so long as the information was not known by SLK to be confidential at the time when disclosed by SLK.

19.  TERMINATION

     This agreement shall continue until terminated as hereinafter provided:

     (a) Upon the unreasonable rejection by SLK of any customers or trades pursuant to Paragraph 4, Broker may, upon fifteen (15) days prior written notice to SLK, terminate this Agreement.

     (b) This Agreement may be terminated by either party, without cause, upon thirty (30) days written notice delivered in person or by registered or certified mail.

     (c) In the event either party defaults in the performance of its obligations under this Agreement, the non-defaulting party may terminate this Agreement on the following terms and conditions. Written notice must be delivered to the defaulting party specifying the nature of the default and notifying the defaulting party that unless the default is cured within a period of ten (10) days from receipt of the notice or, with respect to those notices of default relating to non-U.S. Applicable Laws and Regulations, within thirty
          (30) days from receipt of the notice, this Agreement may be terminated without further proceedings by the non-defaulting party. Notwithstanding the foregoing, the non-defaulting party may, in its discretion, accept the provision of proof by the defaulting party that it has used its best efforts to correct such default in a timely manner and will continue to use its best efforts to cure the default if the default cannot reasonably be corrected within 10 or 30 days, as the case may be, and give the defaulting party additional time to cure the default.

     (d) THIS AGREEMENT MAY BE TERMINATED BY SLK OR BROKER IMMEDIATELY IN THE EVENT THAT THE OTHER PARTY IS CRIMINALLY INDICTED, ENJOINED, DISABLED, SUSPENDED, PROHIBITED OR OTHERWISE UNABLE TO ENGAGE IN THE SECURITIES BUSINESS, OR ANY PART OF IT, AS A RESULT OF ANY ADMINISTRATIVE OR JUDICIAL PROCEEDING OR ACTION BY THE U.S. DEPARTMENT OF JUSTICE OR STATE PROSECUTOR, THE SEC, NYSE, NASD, ANY STATE SECURITIES REGULATOR OR ANY OTHER SELF-REGULATORY ORGANIZATION HAVING JURISDICTION, OR PURSUANT TO A VOLUNTARY AGREEMENT OR UNDERSTANDING WITH ANY OF THE AFOREMENTIONED ENTITIES.

     (e) THIS AGREEMENT MAY BE TERMINATED BY SLK OR BROKER IMMEDIATELY IN THE EVENT THAT THE OTHER PARTY INCURS A NET CAPITAL DEFICIENCY, BECOMES A DEBTOR IN A BANKRUPTCY PROCEEDING, IS PLACED INTO RECEIVERSHIP OR BECOMES INSOLVENT.

     (f) SLK MAY TERMINATE THIS AGREEMENT IMMEDIATELY UPON NOTICE TO THE BROKER IN THE EVENT THAT:

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

          (i) SLK discovers that Broker has failed to comply with any of the notification requirements of Paragraphs 6(a)(1), (2) or (4).

          (ii) The Broker is adjudicated bankrupt or insolvent or a trustee or similar creditors' representative is appointed by court order, or any property of the Broker is sequestered by court order and such order 'remains in effect for more than thirty (30) calendar days, or a petition is filed by or against the Broker either voluntarily or involuntarily under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, and is not dismissed within thirty (30) calendar days of such filing, or the Broker makes an assignment for the benefit of its creditors, or admits in writing its inability to pay its debts generally as they become due, or consents to the appointment of a receiver, trustee or liquidator for itself or for any property held by it; or

          (iii) SLK may take appropriate steps, including but not limited to the immediate termination of this Agreement and/or the liquidation of an account or any portion thereof, upon the failure of the Broker to close the account of a prohibited shell bank; upon notification that the Broker has failed to terminate a correspondent relationship with a foreign bank where the foreign bank has failed to comply with a summons or subpoena, or has failed to initiate proceedings in a United States court contesting same or has failed to provide a foreign bank certification.

     (g) Termination of this Agreement shall not affect the parties' rights or liabilities relating to the business prior to the effective date of such termination. From the date of termination until transfer or conversion of all of Broker's customers' accounts, the parties' rights and liabilities related to the business transacted after such termination shall be governed by the same terms as those set forth in this Agreement. Termination of this Agreement, however caused, shall not release Broker or SLK from any liability or responsibility to the other with respect to transactions effected prior to the effective date of such termination, whether or not claims relating to such transactions shall have been made before or after such termination.

     (h) If Broker terminates this Agreement pursuant to subparagraph (b) above within the first year of the date of this Agreement, or SLK terminates this Agreement pursuant to subparagraph (c) or (d) above, Broker will pay to SLK a termination fee equal to the reasonable expenses incurred by SLK (i) in establishing systems procedures and capacity for servicing Broker and its customers, and (ii) in discontinuing the clearing arrangement. However, in no event shall said termination fee be less than $5,000 or more than $10,000. Said fee shall be paid within 10 days after receipt of SLK's statement setting forth, in reasonable detail, the expenses incurred by SLK.

     (i) If either party terminates the Agreement, SLK shall have the right to impose commercially reasonable limitations upon Broker's activities during the period between the giving of notice of termination and the transfer of Broker's and customers' accounts. Such limitations may include, but shall not be limited to, making available new products and services, allowing the growth of a particular business line, or the expansion or continuation of any product, service or business that has an increased risk.

20.  TRANSFER OF CUSTOMER ACCOUNTS UPON TERMINATION

     (a) In the event that this Agreement is terminated for any reason, it shall be Broker's responsibility to arrange for the transfer of Broker and customer accounts to another clearing broker. SLK will use commercially reasonable efforts to accommodate Broker's reasonable clearing needs until such time as a transfer of Broker and customer accounts is completed. Broker will give SLK notice ("Transfer Notice") of (i) the name of the broker which will assume responsibility for clearing services for Broker and customers; (ii) the date on which such broker will commence providing such services; (iii) Broker's undertaking, in form and substance satisfactory to SLK, that Broker's agreement with such broker provides that such broker will accept on transfer all Broker and customer accounts then maintained by SLK; and
          (iv) the name of an individual within that organization whom SLK can contact to coordinate the transfer.

     (b) In the event that Broker terminates the Agreement pursuant to Paragraph 19 above, Broker shall give the Transfer Notice to SLK at the same time as it gives SLK notice of termination. In the event that SLK terminates the Agreement pursuant to Section 19(b), 19(c) or 19(f)(i), Broker shall give the Transfer Notice to SLK within 45 days of receipt of the termination notice. If Broker fails to give SLK a timely Transfer Notice, SLK may give customers such notice as SLK deems appropriate of the termination of this Agreement and may make such arrangements as SLK deems appropriate for the transfer or delivery of customer and Broker accounts. Broker shall pay any costs thereby incurred by SLK as billed by third party vendors such as transfer agents, etc.

     (c) IF BROKER CLOSES AN ACCOUNT AS A RESULT OF THE SHELL BANK PROVISIONS OR AS A RESULT OF MONEY LAUNDERING CONCERNS, BROKER MUST NOTIFY SLK WITHIN 48 HOURS OF THE FACTS RELATING TO THOSE CONCERNS.

21.  ACTION AGAINST CUSTOMERS; CUSTOMER COMPLAINTS

     (a) SLK shall have the right at all times, in its sole discretion, and at its sole expense, to institute and prosecute in its name, upon notice to Broker, any action or proceeding against any of Broker's customers as to any controversy or claim arising out of SLK's transactions with Broker or with Broker's customers, and nothing contained in this Agreement shall be deemed or construed to impair or prejudice such right in any way whatsoever, nor shall the institution or prosecution of any such action or proceeding relieve Broker of any liability or responsibility which Broker would otherwise have had under this Agreement. Upon notice from SLK that it requires an assignment of rights from Broker to carry out the intent of this paragraph and to the extent Broker will not be prejudiced in any manner by an assignment of its rights, Broker and SLK shall enter into an assignment agreement which shall include terms reasonably requested by Broker, including, without limitation, that Broker may monitor the status of any claims which could affect its rights. In the event Broker will be prejudiced by an assignment of rights, Broker and SLK shall discuss the course of action with respect to seeking recovery of any claims and each shall act in good faith to negotiate a manner in which SLK may pursue such claims.

     (b) In addition to SLK's obligations regarding customer complaints pursuant to NYSE Rule 382(d), set forth in Paragraph 4(h) of this Agreement, SLK and Broker shall each communicate to the other any complaint/inquiry regarding the other.

22.  NOTICES

     Any notice or request that is required or permitted to be given under this Agreement shall be sufficient if in writing, and sent by hand or registered or certified mail, in either case, return receipt requested, to the respective parties at the following addresses:

     Broker:
     optionsXpress, Inc.
     Suite 220
     39 South LaSalle Street
     Chicago, Illinois 60603
     Attention: General Counsel

     SLK:                                        with a copy to:

     Spear, Leeds & Kellogg                      Goldman Sachs& Co.
     30 Hudson Street                            One New York Plaza
     Jersey City, NJ 07302                       New York, NY 10004
     Attn: Brian Duggan                          ATTN: Steve Wolf

23.  AMENDMENTS

     This Agreement represents the entire Agreement between the parties with respect to the subject matter contained herein. This Agreement may not be changed orally, but only in a writing signed by both parties.

24.  EXCHANGE REGULATION

     The parties acknowledge that they will be subject to the rules of the securities exchanges, securities futures exchanges or associations of which either party is or may become a member, and of any governmental agencies to whose jurisdiction either party may be subject. Notwithstanding this Agreement, Broker shall remain subject to only to those Applicable Laws or Regulations of Broker and nothing herein shall be deemed to be a consent by Broker to the jurisdiction or authority of any exchange or regulatory authority.

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

25.  WAIVER

     The failure of either party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

26.  ASSIGNMENT

     Neither party may assign or delegate any of its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld, provided that Broker shall give SLK not less than 30 days prior notice of any such assignment. Notwithstanding the foregoing, SLK may assign this Agreement (i) to any entity which controls, is controlled by or is under common control with SLK or (ii) to any entity which succeeds to all or substantially all of the assigning party's assets or clearing business. In addition, a change in control of the parent of either party shall not be deemed an assignment. This Agreement shall be binding upon, and shall inure to the benefit of, the respective permitted successors and assigns of the parties.

27.  APPLICABLE LAW

     This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

28.  ARBITRATION DISCLOSURE

     -    ARBITRATION IS FINAL AND BINDING ON THE PARTIES.

     - THE PARTIES ARE WAIVING THEIR RIGHT TO SEEK REMEDIES IN COURT, INCLUDING THE RIGHT TO JURY TRAIL.

     - PRE-ARBITRATION DISCOVERY IS GENERALLY MORE LIMITED THAN AND DIFFERENT FROM COURT PROCEEDINGS.

     - THE ARBITRATORS' AWARD IS NOT REQUIRED TO INCLUDE FACTUAL FINDINGS OR LEGAL REASONING AND ANY PARTY'S RIGHT TO APPEAL OR TO SEEK MODIFICATION OF RULINGS BY THE ARBITRATORS IS STRICTLY LIMITED.

     - THE PANEL OF ARBITRATORS WILL TYPICALLY INCLUDE A MINORITY OF ARBITRATORS WHO WERE OR ARE AFFILIATED WITH THE SECURITIES INDUSTRY.

29.  ARBITRATION AGREEMENT

     ANY CONTROVERSY BETWEEN SLK AND BROKER ARISING OUT OF THIS AGREEMENT OR THE BUSINESS OF THIS AGREEMENT SHALL BE SUBMITTED TO ARBITRATION BEFORE THE NATIONAL ASSOCIATION OF SECURITIES

     DEALERS DISPUTE RESOLUTION INC., AND IN ACCORDANCE WITH THE RULES THEROF.

30. This Agreement shall be submitted to and/or approved by any national securities exchange, or other regulatory and self-regulatory bodies vested with the authority to review and/or approve this Agreement or any amendment or modifications hereto. In the event of any disapproval, the parties hereto agree to bargain in good faith to achieve the requisite approval.

31. If any provision or condition of this Agreement shall be held to be invalid or unenforceable by any court, or regulatory or self-regulatory agency or body, such invalidity or unenforceability shall attach only to such provision or condition. The validity of the remaining provisions and conditions shall not be affected thereby, and this Agreement shall be carried out as if any such invalid or unenforceable provision or conditions were not contained herein.

32. For purposes of the Securities and Exchange Commission's financial responsibility rules and the Securities Investor's Protection Act, the Broker's customers will be considered customers of SLK and not customers of the Broker. Nothing herein shall cause the Broker's customers to be construed or interpreted as customers of SLK for any other purpose, or to negate the intent of any other Paragraph of this agreement, including, but not limited to, the delineation of responsibilities as set forth elsewhere in this Agreement.

33. In the event each party asserts a claim for indemnification with respect to a claim, including the situation in which each party asserts that it bears no responsibility for the claim, the proportionate liability, if any, of each party shall be determined under this Agreement and the liability for such claim shall be apportioned accordingly.

34. SLK agrees that, subject to the requirements set forth in this section, this Agreement shall incorporate the most favorable material terms that are available to SLK's Customers to the extent required not to place Broker at a competitive disadvantage with respect to SLK's other Customers. In the event SLK has made more favorable material terms available to SLK's other Customers, and to the extent permitted in applicable contracts, SLK shall provide notice to Broker and permit Broker the opportunity to amend this Agreement to incorporate the most favorable material terms available. For purposes of this section, "favorable material terms" means: (a) rates and fees (which shall remain subject to volume and other customary requirements); and (b) products or services offered by SLK to Broker or Broker's customers. For purposes of this section, "Customer" means: any introducing broker that (x) receives clearing services from SLK pursuant to an agreement and (y) has similar size and characteristics of Broker, but shall specifically exclude any entity that is an affiliate of SLK or The Goldman Sachs Group, Inc.

35.  PRIME BROKERAGE:

     (a)  ESTABLISHMENT OF AN ACCOUNT

          SLK agrees to establish on its books and records an account in the name of a prime broker for Broker's customers desiring to establish a prime brokerage

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

          account and to maintain same providing SLK receives from each of such customers establishing such an account SIA Form 151 "Executing Broker Customer Agreement" and all other documents SLK may deem appropriate.

          Broker shall provide SLK with the Prime Broker tax ID number and the full street address of its customer, the "SIA Form 151" as well as the necessary settlement instructions.

     (b)  CUSTOMER QUALIFICATIONS

          By introducing Prime Broker accounts to SLK, Broker confirms that it is aware that its customer maintains a minimum net equity of $1,000,000 in cash or securities with a ready market for trades executed on behalf of an account not managed by an advisor, or $100,000 in cash or securities with a ready market for trades executed on behalf of a customer account managed by an investment advisor registered under Section 203 of the Investment Advisors Act of 1940. Broker understands that if for any reason the account falls below such minimum net equity SLK has the right to refuse to process trades as a prime broker transaction. Each time Broker enters an order Broker represents that its customer is in compliance with such minimum net equity, or will notify SLK otherwise.

          In the event that any prime broker disaffirms any trade Broker has executed, Broker hereby agrees to be responsible and liable to SLK for settling such transaction.

     (c)  RESTRICTIONS ON ACCOUNT

          Broker understands that SLK in its sole discretion may refuse to accept Prime Broker Transactions on Broker's customer's behalf or restrict or prohibit trading of securities in Broker's customer's account or refuse to clear Broker's customer's transactions.

     (d)  CONFIRMATIONS

          Unless otherwise instructed in writing, SLK shall confirm transactions to Broker's customer, as well as to the prime broker, by the morning of the next business day after the trade date.

          Broker agrees to notify SLK in a timely manner of the contract amount of the transaction, the security involved, the number of shares or units, whether the transaction is a purchase or sale, and if a sale, whether the transaction was a short or long sale. Broker is responsible for complying with all applicable rules and regulations of the SEC and applicable self-regulatory organizations governing the execution of short sales.

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

36.  PROPRIETARY ACCOUNTS OF INTRODUCING BROKERS ["PAIB"]:

     The parties agree to the following conditions and provisions as set forth in the SEC No-Action Letter, dated November 3, 1998, relating to the net capital treatment of assets in the proprietary account of an introducing broker ("PAIB") and to permit Broker to use PAIB assets in its Net Capital Computations.

     1. SLK shall perform a computation for PAIB assets ("PAIB Reserve Computation") of Broker in accordance with the customer reserve computation set forth in Rule 15c3-3 ("customer reserve formula") with the following modifications:

          A. Any credit (including a credit applied to reduce a debit) that is included in the customer reserve formula may not be included as a credit in the PAIB reserve computation;

          B. Note E(3) to Rule 15c3-3a which reduces debit balances by 1% under the basic method and subparagraph (a)(1)(ii)(A) of the net capital rule which reduces debit balances by 3% under the alternative method shall not apply; and

          C.   Neither Note E(1) to Rule 15c3-3a nor NYSE Interpretation /04 to
               item 10 of Rule 15c3-3a regarding securities concentration charges shall be applicable to the PAIB reserve computation.

     2. The PAIB reserve computation shall include all proprietary accounts of Broker. All PAIB assets shall be kept separate and distinct from customer assets under the customer reserve formula in Rule 15c3-3.

     3. The PAIB reserve computation shall be prepared within the same time frames as those prescribed by Rule 15c3-3 for the customer reserve formula.

     4. SLK shall establish and maintain a separate "Special Reserve Account for the Exclusive Benefit of Customers" with a bank in conformity with the standards of Paragraph (f) of Rule 15c3-3 ("PAIB Reserve Account"). Cash and/or qualified securities as defined in the customer reserve formula shall be maintained in the PAIB Reserve Account in an amount equal to the PAIB reserve requirement.

     5. If the PAIB reserve computation results in a deposit requirement, the requirement may be satisfied to the extent of any excess debit in the customer reserve formula of the same date. However, a deposit requirement resulting from the customer reserve formula shall not be satisfied with excess debits from the PAIB reserve computation.

     6. Within two business days of entering into this PAIB Agreement, Broker shall notify its designated examining authority in writing (with a copy sent to SLK upon request) that it has entered into this PAIB Agreement.

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

     7. Commissions receivable and other receivables of Broker from SLK (excluding clearing deposits) that are otherwise allowable assets under the net capital rule are not to be included in the PAIB reserve computation, provided the amounts have been clearly identified as receivables on the books and records of Broker and as payables on the books of SLK.

     8. If Broker is a guaranteed subsidiary of SLK or if Broker guarantees SLK (i.e., guarantees all liabilities and obligations) then the proprietary accounts of Broker shall be excluded from the PAIB Reserve Computation.

     9. Upon discovery that any deposit made to the PAIB Reserve Account did not satisfy its deposit requirement, SLK shall by facsimile or telegram immediately notify its designated examining authority and the Securities and Exchange Commission ("Commission"). Unless a corrective plan is found acceptable by the Commission and the designated examining authority, SLK shall provide written notification within 5 business days of the date of discovery to Introducing Brokers that PAIB assets held by SLK shall not be deemed allowable assets for net capital purposes. The notification shall also state that if Broker wishes to continue to count its PAIB assets as allowable, it has until the last business day of the month following the month in which the notification was made to transfer all PAIB assets to another clearing broker. However, if the deposit deficiency is remedied before the time at which Broker must transfer its PAIB assets to another clearing broker, Broker may choose to keep its assets at SLK.

     10. The parties shall adhere to the terms of the No-Action letter, including the Interpretations set forth, in all respects.

THIS AGREEMENT CONTAINS A PRE-DISPUTE ARBITRATION CLAUSE IN PARAGRAPHS 28 AND
29. THE DULY AUTHORIZED REPRESENTATIVES OF THE PARTIES HERETO, AGREE TO BE BOUND BY THE TERMS AND CONDITIONS CONTAINED HEREIN AS OF THE DATE FIRST ABOVE WRITTEN.

SPEAR, LEEDS & KELLOGG, L.P.

By:    /s/
       ----------------------

Name:
       ----------------------

Title:
       ----------------------

optionsXpress, Inc.

By:    /s/
       ----------------------

Name:
       ----------------------

Title:
       ----------------------

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